MantylaMCREYNOLDS LLC
The CPA. Never Underestimate The Value.K

August 28, 2006

Office of the Chief Accountant Securities and Exchange Commission 100 F Street, NE Washington, DC 20549

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated August 25, 2006, of RTO Holdings, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our dismissal and our audits for the years ended December 31, 2005 and 2004, and our reviews of interim financial statements. We are not in a position to agree or disagree with the statements in Item 4.01 regarding the engagement of another CPA or the approval of such engagement by the Board of Directors.

Very truly yours,

Mantyla McReynolds LLC

5872 South 900 East, Suite 250•Salt Lake City, Utah 84121•(801) 269-1818•Fax (801) 266-3481

MantylaMCREYNOLDS LLC
The CPA. Never Underestimate The Value.K

August 28, 2006

RTO     Holdings,
Inc.             12890
Hilltop        Road
Argyle,      Texas
76226

Dear Company:

This correspondence is to confirm that the client-auditor relationship between RTO Holdings, Inc., (Commission File Number: 000-15579) and Mantyla McReynolds LLC has ceased.

Very truly yours,

Mantyla McReynolds LLC

cc:	U.S. Securities & Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549 202-551-5300 Phone 202-772-9252 Fax

5872 South 900 East, Suite 250•Salt Lake City, Utah 84121•(801) 269-1818•Fax (801) 266-3481